77I      Terms of new or amended securities.

CRABBE HUSON CONTRARIAN INCOME FUND

   (a) Not applicable

   (b) Effective September 15, 1999, Class B, Class C and Class Z shares were added to Crabbe Huson Contrarian Income Fund with the following features:

Class B Shares

Initial Sales Charge                               None



Contingent Deferred Sales Charge      5.00% on redemptions made within one year
                                      4.00% through second year
                                      3.00% through third fourth year
                                      2.00% through fifth year
                                      1.00% through sixth year
                                      0.00% longer than six years



Commission to Selling Broker                       4.00%


12b-1 Service Fee                                  0.25%

12b-1 Distribution Fee                             0.75%



Class C Shares


Initial Sales Charge                               None



Contingent Deferred Sales Charge       1.00% on redemptions made within one year


Commission to Selling Broker                       1.00%



12b-1 Service Fee                                  0.25%



12b-1                                              Distribution  Fee Contractual
                                                   fee   is   0.75%;    however,
                                                   Liberty  Funds   Distributor,
                                                   Inc. (Distributor) has agreed
                                                   to  waive  0.15%  of the Rule
                                                   12b-1   distribution  fee  so
                                                   that it will not exceed 0.60%
                                                   annually.  This waiver may be
                                                   terminated at any time by the
                                                   Distributor           without
                                                   shareholder approval.


         Class Z shares are offered at net asset value without any initial or contingent deferred sales charges or 12b-1 fees.